UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2011 (February 22, 2011)

Williams Controls, Inc.

(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue

Portland, Oregon 97224

(Address of principal executive offices) (503) 684-8600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

    Williams Controls, Inc. (the “Company”) held its annual stockholders’ meeting on February 22, 2011. The following matters were submitted to a vote of stockholders, with the results as follows:

1.	The following individuals were elected to the Company’s Board of Directors to hold office for a one year term and to serve until the next annual stockholders’ meeting:

Nominee	Votes For	Withheld
Patrick W. Cavanagh	4,358,096	10,871
R. Eugene Goodson	4,359,372	9,595
H. Samuel Greenawalt	4,359,572	9,395
Douglas E. Hailey	4,341,452	27,515
Carlos P. Salas	4,324,411	44,556
Peter E. Salas	4,360,096	8,871
Donn J. Viola	4,345,762	23,205

2.	Proposal to consider and approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the 2011 proxy statement.

Votes For	Against	Abstentions	Broker Non-Votes
4,148,105	54,665	166,197	-

3.	Advisory vote regarding the frequency with which the Company should hold an advisory vote regarding the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes	Uncast
2,837,581	113,050	1,228,995	189,325	-	16

While this advisory vote on the frequency of future advisory votes on the Company’s compensation for its named executive officers is not binding on the Company’s Board of Directors, the Board will carefully evaluate the results of such vote at a future meeting and make a determination as to whether the Company will submit future advisory votes on executive compensation for consideration by stockholders every one, two or three years. The Company will amend this Current Report on Form 8-K to provide information regarding such determination.

SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLIAMS CONTROLS, INC.

Date: May 16, 2011	By:	/s/ DENNIS E. BUNDAY
Dennis E. Bunday
Executive Vice President & Chief Financial Officer